Exhibit 99.1

MyNetworkTV and Young Broadcasting Enter into Affiliation Agreement for KRON/San Francisco

Deal with America’s Leading Independent Station Marks KRON’s Re-Entrance into Network Business

Affiliation Increases MyNetworkTV’s Clearances to More than Half of U.S.

NEW YORK & SAN FRANCISCO—(BUSINESS WIRE)—March 16, 2006—MyNetworkTV, the new primetime general entertainment television network, and Young Broadcasting Inc. (YBI) (NASDAQ: YBTVA - News) have entered into an affiliation agreement for KRON/San Francisco (DMA #6). The announcement was jointly made today by Jack Abernethy, CEO of Fox Television Stations, and Vincent Young, Chairman of YBI.

KRON, the country’s leading independent television station, joins a rapidly growing list of stations joining the MyNetworkTV affiliate base. Its affiliation with MyNetworkTV marks KRON’s return to network television. MyNetworkTV is cleared in 52 markets throughout the United States, representing 51% of the country. The network will launch on Tuesday, September 5, 2006.

Regarding the announcement, Abernethy stated, “KRON, one of the great independent stations in the country, is a powerful brand and an icon in the San Francisco market which it has served for the past 50 years. The Bay Area’s leading source of local news and entertainment, KRON’s affiliation with MyNetworkTV is a significant agreement for us and we are excited to be partnered with Young Broadcasting.”

“KRON is coming home to the network television business,” stated Young. “We are delighted that Fox and its new network recognize the enormous value inherent in an affiliation with KRON in San Francisco. For Young Broadcasting, this represents an opportunity to grow our business with the last group to successfully launch a new national network. The partnership will link two dynamic brand names in San Francisco to provide strong entertainment programming and expanded advertising opportunities.”

MyNetworkTV’s affiliates include WWOR/New York (DMA #1), KCOP/Los Angeles (#2), WPWR/Chicago (#3), KRON/San Francisco (#6), KDFI/Dallas (#7), WDCA/Washington, D.C. (#8), KTXH/Houston (#10), WTTA/Tampa (#12), KUTP/Phoenix (#14), WFTC/Minneapolis (#15), WUAB/Cleveland (#16), WRBW/Orlando (#20), WRBU/St. Louis (#21), WCWB/Pittsburgh (#22), KPDX/Portland, OR (#23), WUTB/Baltimore (#24), WWWB/Charlotte (#27), WRDC/Raleigh (#29), WUXP/Nashville (#30), KSMO/Kansas City (#31), WCGV/Milwaukee (#33), WSTR/Cincinnati (#34), WBSC/Greenville (#35), KRRT/San Antonio (#37), WABM/Birmingham (#40), WTVZ/Norfolk (#42), KASY/Albuquerque (#46), WUPN/Greensboro (#47), KVWB/Las Vegas (#48), WNYO/Buffalo (#49), WFTE/Louisville (#50), WNYA/Albany (#55), WFGX/Mobile (#62), KFVE/Honolulu (#72), WNYS/Syracuse (#76), WDKA/Paducah (#80), KSHV/Shreveport (#81), WISC/Madison (#85), WMYT/South Bend (#87), WUFX/Jackson (#89), KWKT/Waco-Temple-Bryan (#94), WBQD/Davenport (#95), WBXH/Baton Rouge (#96), WEVV/Evansville (#100), WMMP/Charleston, SC (#101), WHTV/Lansing, MI (#110), KLPN-KFXK/Tyler-Longview, TX (#111), WAOE/Peoria (#117), WKBT/LaCrosse-Eau Claire (#123), KLAF-KADN/Lafayette, LA (#124), KPSE/Palm Springs (#153) and WNTZ/Alexandria (#176).

Targeted to Adults 18-49, the broadcast network will provide broadcasters with operational flexibility through a seamless flow of original primetime programming and branded national marketing initiatives that allow stations to maintain and strengthen their localism. 12 hours of programming will air on MyNetworkTV Monday through Saturday.

MyNetworkTV will launch with Twentieth Television’s new scripted primetime drama strips “Desire” and “Secrets.” The hour-long programs will feature a 65-episode story arc stripped Monday through Friday over the span of 13 weeks. Each Saturday, a re-cap episode highlighting the two programs’ previous week’s storylines will air. “Desire” follows two close brothers on the run from the mafia who both fall in love with, and then passionately battle for, the same woman. “Secrets” takes an in-depth look at the dreams, successes and tragedies found everyday in the fashion industry.

Young Broadcasting owns ten television stations and the national television representation firm, Adam Young Inc. Five stations are affiliated with the ABC Television Network (WKRN-TV - Nashville, TN, WTEN-TV - Albany, NY, WRIC-TV - Richmond, VA, WATE-TV - Knoxville, TN, and WBAY-TV - Green Bay, WI), three are affiliated with the CBS Television Network (WLNS-TV - Lansing, MI, KLFY-TV - Lafayette, LA and KELO-TV - Sioux Falls, SD) and one is affiliated with the NBC Television Network (KWQC-TV - Davenport, IA). KRON-TV- San Francisco, CA is the largest independent station in the U.S. and the only independent VHF station in its market. The Company also operates a separate UPN Network station using its digital broadcast facilities in Sioux Falls, South Dakota.

The Fox Television Stations group, one of the nation’s largest owned-and-operated network broadcast groups, comprises 35 stations in 26 markets, covering nearly 45% of U.S. television homes. This includes five duopolies in the top 10 markets, New York, Los Angeles, Chicago, Dallas and Washington D.C., as well as duopolies in Houston, Minneapolis, Phoenix and Orlando.

A leader in the U.S. program production and distribution arena, Twentieth Television is a unit of Fox Television and headed by Fox Television Stations’ Chairman Roger Ailes while CEO Jack Abernethy oversees day-to-day operations. Twentieth Television provides a wide array of first-run and off-network programming, as well as feature film packages, to the syndication and cable marketplaces. First-run programs distributed by Twentieth Television include “Geraldo at Large,” the news strip hosted by Geraldo Rivera, and the popular court shows “Divorce Court” and “Judge Alex,” the number one new first-run program of the 2005-06 season. In addition to “Desire” and “Secrets,” the company is set to launch the new court show “Cristina’s Court,” hosted by Cristina Perez, in Fall 2006. Twentieth Television also oversees the domestic sales of one of the most extensive libraries of off-net programming in the entertainment industry. Last fall, the company launched the groundbreaking drama “24,” starring Kiefer Sutherland, and The Peabody Award-winning sitcom “The Bernie Mac Show” in off-net syndication.

Fox Entertainment Group, a division of News Corporation, is principally engaged in the development, production and worldwide distribution of feature films and television programs, television broadcasting and cable network programming. The unit’s studios, production facilities and film and television library provide high-quality creative content, and broadcasting and cable networks provide extensive distribution platforms for the Company’s programs.

Contact:

For MyNetworkTV

Les Eisner, 310-369-3293

les.eisner@fox.com

or

For Young Broadcasting

James Morgan, 212-754-7070

or

The Lippin Group

Don Ciaramella, 212-986-7080

don@lippingroup.com
Source: Young Broadcasting Inc.